SCHEDULE 14A INFORMATION

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Mutual Fund Series Trust

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Catalyst/SMH Total Return Income Fund

a series of

Mutual Fund Series Trust

4221 North 203rd Street, Suite 100

Elkhorn, Nebraska 68022

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held [_____ __], 2024

Dear Shareholders:

The Board of Trustees of Mutual Fund Series Trust, an open-end management investment company organized as an Ohio business trust, has called a special meeting of the shareholders of Catalyst/SMH Total Return Income Fund (the “Fund”) to be held at the offices of Thompson Hine LLP, 41 South High Street, Columbus, OH 43215, on [_____ __], 2024, at 10:00 a.m., Eastern time, for the following purposes:

1.	To approve a new investment advisory agreement with Catalyst Capital Advisors LLC (“Catalyst”), the Fund’s investment advisor (“Catalyst”). Catalyst is seeking a new investment advisory agreement with a higher advisory fee in connection with material changes to the Fund’s investment objective, principal investment strategies, and portfolio management.
2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on [_____ __], 2024, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about [____ __], 2024.

By Order of the Board of Trustees

_______________________________________

Michael Schoonover, President

[____ __], 2024

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON [____ __], 2024.

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including the proposed Investment Advisory Agreement) and Proxy Voting Ballot are available at

[INSERT WEBPAGE LINK]

YOUR VOTE IS IMPORTANT

To assure your representation at the meeting and your vote is counted, please: (i) complete the enclosed proxy and return it in the accompanying envelope so that it is received by the date set by the financial intermediary through which you own shares of the Fund or, if no such date is set, by the beginning of the meeting; or (ii) call the number listed on your proxy card before the meeting whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person.

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Catalyst/SMH Total Return Income Fund

a series of

Mutual Fund Series Trust

with its principal offices at

4221 North 203rd Street, Suite 100

Elkhorn, Nebraska 68022

____________

PROXY STATEMENT

____________

SPECIAL MEETING OF SHAREHOLDERS

To Be Held [____ __], 2024

____________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Mutual Fund Series Trust (the “Trust”) on behalf of Catalyst/SMH Total Return Income Fund (the “Fund”), for use at a special meeting of shareholders of the Trust (the “Meeting”) to be held at the offices of Thompson Hine LLP, 41 South High Street, Columbus, OH 43215, on [____ __], 2024, at 10:00 a.m. Eastern time, and at any and all adjournments thereof. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about [____ __], 2024.

The Board has called the Meeting for the following purposes:

1.	To approve a new investment advisory agreement with Catalyst Capital Advisors LLC (“Catalyst”), the Fund’s investment advisor (“Catalyst”). Under the new advisory agreement, Catalyst is seeking a higher advisory fee in connection with material changes to the Fund’s investment objective and principal investment strategies.
2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on [____ __], 2024 (the “Record Date”), are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

The Fund’s most recent annual report, including financial statements and schedules, is available at no charge by visiting www.catalystmf.com.com, sending a written request to the Fund, 4221 North 203rd Street, Suite 100 Elkhorn, NE 68022, or calling toll-free 1-855-552-4596.

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OVERVIEW AND BACKGROUND

The Fund currently seeks income and capital appreciation by investing primarily in a broad range of income-producing securities. These include equity securities, such as dividend-paying common stocks and REITS, and debt securities, such as interest-paying bonds and convertible bonds. Under the oversight of Catalyst, the Fund’s sub-advisor, SMH Capital Advisors, LLC (“SMHCA”) seeks to invest in attractively valued securities that, in its opinion, represent above-average long-term investment opportunities.

At a meeting on February 27, 2024, the Board considered a recommendation from Catalyst to amend the Fund’s objective and principal investment strategies in an attempt to increase the Fund’s returns with the potential of generating higher monthly distributions to the Fund’s shareholders. Under the revised strategy, the Fund would seek income and long-term capital appreciation by combining a portfolio investing primarily in a broad range of income-producing securities with a swap overlay that provides exposure to yield-oriented quantitative investment strategies (i.e., a strategy that is uncorrelated to the Fund’s direct investments in fixed income securities but intended to generate income).

Catalyst explained to the Board that under the recommended strategy, Catalyst would enter structured notes and/or swap agreements on the Fund’s behalf and manage the collateral related thereto. It further explained that SMHCA would continue to invest the remainder of the Fund’s assets as it always has in a broad range of income-producing securities. In connection with the revised strategy, Catalyst also recommended changing the Fund’s name to “Catalyst Systematic High Income Fund.” The Board determined that these recommendations were in the best interests of the Fund’s shareholders and approved changing the Fund’s investment objective and revising the Fund’s investment strategy.

While the types of services offered by Catalyst and SMHCA to the Fund are not affected by the revised strategy, Catalyst noted that executing the recommended strategy and, particularly, implementing the swap overlay, would require an increased level of services from Catalyst. In order to compensate Catalyst for their increased level of services, Catalyst is seeking an increase in its advisory fee from 1.00% to 1.75% of the Fund’s average daily net assets.

PROPOSAL I

APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT

WITH CATALYST CAPITAL ADVISORS LLC

Section 15(c) of the Investment Company Act of 1940, as amended, requires that investment advisory agreements be approved by a vote of a majority of the outstanding shares of the Fund. The Board requests that the Fund’s shareholders approve a new Investment Advisory Agreement with Catalyst (the “New Advisory Agreement”). Under the New Advisory Agreement, the advisory fee for the Fund will increase from 1.00% of the Fund’s average daily net assets to 1.75% of the Fund’s average daily net assets. Catalyst explained to the Board that the higher advisory fee is intended to compensate Catalyst for the increased costs associated with implementing the overlay strategy.

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The Investment Advisory Agreement

In addition to the increased advisory fee, the New Advisory Agreement differs from the current advisory agreement in that the New Advisory Agreement is titled “Investment Advisory Agreement” and updates all references to the “investment manager” and “management fee” to “investment adviser” and “advisory fee,” respectively, as well as Catalyst’s current address and the Trust’s current name. The New Advisory Agreement specifies that any notice required under the agreement shall be sent by first class or express mail, courier, or email in lieu mail postage prepaid and updates the addresses to which such notices should be sent. The New Advisory Agreement extends the period under which Catalyst is to provide a written report to the Board describing any issues that have arisen under its code of ethics from 45 days to 60 days from the last calendar quarter end of each year while the New Advisory Agreement is in effect. The term and date of effectiveness are also revised and other non-material grammatical errors are corrected.

The New Advisory Agreement further clarifies that the Fund, and not Catalyst, will pay any compensation and expenses of any officers and trustees of the Trust. Currently, no compensation is owed to any officer or trustee who is an officer, director, member or employee of Catalyst or its affiliates other than the Trust’s Chief Compliance Officer. Under the current advisory agreement, the Fund pays the compensation and expenses of the Trust’s Chief Compliance Officer, regardless of whether such officer is affiliated with Catalyst, and no other officer, director, member or employee of Catalyst or its affiliates. Therefore, this clarification, in effect, does not change any of the Fund’s obligations. The New Advisory Agreement also specifies that expenses of regulatory examinations fall within the definition of “extraordinary or non-recurring expenses” which are borne by the Fund.

In all other material respects, the New Advisory Agreement remains the same as the current advisory agreement. All services offered under the current advisory agreement are offered under the New Advisory Agreement. Both the current advisory agreement and the New Advisory Agreement provide that Catalyst will continuously furnish an investment program for the Fund, make investment decisions on behalf of the Fund, and place all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions and such policies as the Board may determine.

Like the current advisory agreement, the New Advisory Agreement will have an initial term of two years, and continues from year to year thereafter, only so long as its continuance is approved at least annually by: (i) the Board; or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event, continuance is also approved by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust (the “Independent Trustees”) by a vote cast in person at a meeting called for the purpose of voting such approval. Both the current advisory agreement and the New Advisory Agreement automatically terminate on assignment and are terminable on 60 days’ written notice by the Board or Catalyst. Both the current advisory agreement and the New Advisory Agreement provide that Catalyst shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The following table provides information about the advisory fees earned by and paid to Catalyst with respect to the Fund for each of the last three fiscal years ended June 30.

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	2021	2022	2023
Total Advisory Fee	$158,157	$208,416	$168,738
Waiver	$92,056	$83,714	$100,308
Net Advisory Fee	$66,101	$124,702	$68,430

The New Advisory Agreement will become effective as of [the date of shareholder approval]. If the New Advisory Agreement is not approved by shareholders, the Board and Catalyst will consider other options, including a new or modified request for shareholder approval of a new advisory agreement.

The description in this Proxy Statement of the New Advisory Agreement is only a summary. The New Advisory Agreement, with the proposed fee schedule, is attached hereto as Exhibit A. You should read the New Advisory Agreement and the proposed fee schedule.

Current and Pro Forma Fees and Expenses of the Fund

The following tables describes the fees and expenses of Class A, Class C, and Class I shares of the Fund that you may pay if you buy, hold and sell shares of the Fund, and the Fund’s pro forma fees and expenses, assuming shareholder approval of the New Advisory Fee. Other Expenses and Acquired Fund Fees and Expenses are based on amounts the Fund incurred during fiscal year ended June 30, 2023.

Current Fees and Expenses

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I
Maximum Sales Charge (Load) Imposed on Purchases (as a % of offering price)	5.75%	None	None
Maximum Deferred Sales Charge (Load) (as a % of the original purchase price)	1.00%[1]	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other Distributions	None	None	None
Redemption Fee	None	None
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	1.00%	1.00%	1.00%
Distribution and/or Service (12b-1) Fees	0.25%	1.00%	0.00%
Other Expenses	0.93%	0.93%	0.93%
Interest Expense	0.01%	0.01%	0.01%
Remaining Other Expenses	0.92%	0.92%	0.92%
Acquired Fund Fees and Expenses[2]	0.01%	0.01%	0.01%
Total Annual Fund Operating Expenses	2.19%	2.94%	1.94%
Fee Waiver and/or Expense Reimbursement[3]	(0.59)%	(0.59)%	(0.59)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	1.60%	2.35%	1.35%

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       Pro Forma Fees and Expenses

Shareholder Fees (fees paid directly from your investment)	Class A	Class C	Class I
Maximum Sales Charge (Load) Imposed on Purchases (as a % of offering price)	5.75%	None	None
Maximum Deferred Sales Charge (Load) (as a % of the original purchase price)	1.00%[1]	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends and other Distributions	None	None	None
Redemption Fee	None	None
Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)
Management Fees	1.75%	1.75%	1.75%
Distribution and/or Service (12b-1) Fees	0.25%	1.00%	0.00%
Other Expenses	0.93%	0.93%	0.93%
Interest Expense	0.01%	0.01%	0.01%
Remaining Other Expenses	0.92%	0.92%	0.92%
Acquired Fund Fees and Expenses[2]	0.01%	0.01%	0.01%
Total Annual Fund Operating Expenses	2.94%	3.69%	2.69%
Fee Waiver and/or Expense Reimbursement[4]	(0.68)%	(0.68)%	(0.68)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	2.26%	3.01%	2.01%

1 The 1.00% maximum deferred sales charge may be assessed in the case of investments at or above the $1 million breakpoint (where you do not pay an initial sales charge) on shares redeemed within two years of purchase.

2 Acquired Fund Fees and Expenses are the indirect costs of investing in other investment companies. The total annual fund operating expenses in this fee table will not correlate to the expense ratio in the Fund’s financial highlights because the financial statements include only the direct operating expenses incurred by the Fund, not the indirect costs of investing in other investment companies.

3 Catalyst has contractually agreed to waive management fees and/or reimburse expenses of the Fund to the extent necessary to limit operating expenses (excluding brokerage costs; borrowing costs such as (a) interest and (b) dividends on securities sold short; taxes; underlying fund expenses; and extraordinary expenses, such as regulatory inquiry and litigation expenses) at 1.58%, 2.33%, and 1.33% for Class A shares, Class C shares, and Class I shares, respectively, through October 31, 2024. This agreement may be terminated by the Board only on 60 days’ written notice to Catalyst, by Catalyst with the consent of the Board, or upon the termination of the investment advisory agreement between the Trust and Catalyst. Fee waivers and expense reimbursements are subject to possible recoupment by Catalyst from the Fund in future years on a rolling three-year basis (within the three years after the fees have been waived or reimbursed) so long as such 2 recoupment does not cause the Fund’s expense ratio (after the repayment is taken into account) to exceed the lesser of: (i) the Fund’s expense limitation at

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the time such expenses were waived and (ii) the Fund’s current expense limitation at the time of recoupment.

4 Catalyst has contractually agreed to waive management fees and/or reimburse expenses of the Fund to the extent necessary to limit operating expenses (excluding brokerage costs; borrowing costs such as (a) interest and (b) dividends on securities sold short; taxes; underlying fund expenses; and extraordinary expenses, such as regulatory inquiry and litigation expenses) at 2.24%, 2.99%, and 1.99% for Class A shares, Class C shares, and Class I shares, respectively, through October 31, 2026. This agreement may be terminated by the Board only on 60 days’ written notice to Catalyst, by Catalyst with the consent of the Board, or upon the termination of the investment advisory agreement between the Trust and Catalyst. Fee waivers and expense reimbursements are subject to possible recoupment by Catalyst from the Fund in future years on a rolling three-year basis (within the three years after the fees have been waived or reimbursed) so long as such 2 recoupment does not cause the Fund’s expense ratio (after the repayment is taken into account) to exceed the lesser of: (i) the Fund’s expense limitation at the time such expenses were waived and (ii) the Fund’s current expense limitation at the time of recoupment.

Current Example

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then hold or redeem all of your shares at the end of those periods. The Example only accounts for the Fund’s expense limitation in place through its expiration period, October 31, 2024, and then depicts the Fund’s total annual expenses thereafter. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

YEAR	Class A	Class C	Class I
1	$728	$238	$137
3	$1,167	$854	$552
5	$1,631	$1,496	$992
10	$2,910	$3,220	$2,217

Pro Forma Example

This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then hold or redeem all of your shares at the end of those periods. The Example only accounts for the Fund’s expense limitation for its initial period and then depicts the Fund’s total annual expenses thereafter. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

YEAR	Class A	Class C	Class I
1	$[_____]	$[_____]	$[_____]
3	$[_____]	$[_____]	$[_____]
5	$[_____]	$[_____]	$[_____]
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10	$[_____]	$[_____]	$[_____]

The changes to the Fund’s fees and expenses are expected to become effective on the effective date of the New Advisory Agreement.

The Advisor

Catalyst is a New York limited liability company located at 53 Palmeras St., Suite 601, San Juan, PR 00901. Catalyst was formed on January 24, 2006. Providing investment advisory services to the Catalyst Funds is currently its primary business. Catalyst is under common control with AlphaCentric Advisors LLC (“AlphaCentric”) and Rational Advisors, Inc. (“Rational”), the investment advisors of other funds in the same group of investment companies also known as a “Fund Complex.” Information regarding the funds in the Fund Complex can be found at http://intelligentalts.com. MFund Services, LLC, an affiliate of the Advisor provides the Fund with management, legal administrative and compliance services.

The names, addresses, and principal occupations of the principal executive officers of Catalyst as of the date of this Proxy Statement are set forth below, as well as their positions with the Trust, if any:

Name and Address*	Principal Occupation	Position with the Trust
Jerry Szilagyi	Managing Member, President, and Chief Executive Officer	Trustee and Chairman of the Board
David Miller	Chief Investment Officer	None
Michael Schoonover	Chief Operating Officer (“COO”)	President
Robert Glass	Chief Compliance Officer	None

* The address of each principal executive officer of Catalyst is in care of Catalyst Capital Advisors LLC, 53 Palmeras Street, Suite 601, San Juan PR 00901.

The following table sets forth the names, addresses, and principal occupations of the Trust’s officers who are also directors, officers, or employees of Catalyst or its affiliates.

Name and Address	Position with the Trust	Principal Occupation
Michael Schoonover*	President	COO, Catalyst, Rational, AlphaCentric, Catalyst International Advisors LLC, and Insights Media LLC; President, MFund Distributors LLC
Alex Merino*	Vice President	Investment Operations Manager, MFund Management LLC
Frederick J. Schmidt**	Chief Compliance Officer	Director of Compliance Services, MFund Services LLC (“MFund”)
Jennifer A. Bailey**	Secretary	Director of Legal Services, MFund

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* Mr. Schoonover’s and Mr. Merino’s address is 53 Palmeras St., Suite 601, San Juan, PR 00901.
** Mr. Schmidt’s and Ms. Bailey’s address is 36 N. New York Avenue, Huntington, NY 11743.

Other Agreements

Expense Limitation Agreement

Currently, Catalyst has contractually agreed to waive management fees and/or reimburse expenses of the Fund to the extent necessary to limit operating expenses (excluding brokerage costs; borrowing costs such as (a) interest and (b) dividends on securities sold short; taxes; underlying fund expenses; and extraordinary expenses, such as regulatory inquiry and litigation expenses) at 1.58%, 2.33%, and 1.33% for Class A shares, Class C shares, and Class I shares, respectively, through October 31, 2024. This agreement may be terminated by the Board only on 60 days’ written notice to Catalyst, by Catalyst with the consent of the Board, or upon the termination of the current advisory agreement.

Under an interim Expense Limitation Agreement, and if Fund shareholders approve the New Advisory Agreement, Catalyst has contractually agreed to waive management fees and/or reimburse expenses of the Fund to the extent necessary to limit operating expenses (excluding brokerage costs; borrowing costs such as (a) interest and (b) dividends on securities sold short; taxes; underlying fund expenses; and extraordinary expenses, such as regulatory inquiry and litigation expenses) at 2.24%, 2.99%, 2.99%, 1.99% and 1.99% for Class A, Class C, Class C-1, Class I and Class T shares, respectively, for two years after the effective date of the New Advisory Agreement. Only Class A, Class C and Class I shares are currently available for purchase. This agreement may be terminated by the Board only on 60 days’ written notice to Catalyst, by Catalyst with the consent of the Board, or upon the termination of the New Advisory Agreement.

Fee waivers and expense reimbursements are subject to possible recoupment by Catalyst from the Fund in future years on a rolling three-year basis (within the three years after the fees have been waived or reimbursed) so long as such recoupment does not cause the Fund’s expense ratio (after the repayment is taken into account) to exceed the lesser of (i) the Fund’s expense limitation at the time such expenses were waived and (ii) the Fund’s current expense limitation at the time of recoupment, and the repayment is approved by the Board.

Sub-Advisory Agreement

Pursuant to the terms of an exemptive order that the Trust received from the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2014 (the “Order”), Catalyst may hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board without obtaining shareholder approval. The Order requires that each sub-adviser be an “investment adviser” as defined in Section 2(a)(20)(B) of the Investment Company Act of 1940, as amended (“1940 Act”) and registered as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”) or not subject to such registration. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement. The Trust may rely on the Order provided the Fund is managed by the Catalyst (or any entity controlling, controlled by or

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under common control with the Catalyst) and complies with the terms and conditions set forth in the application for the Order.

At a meeting held on February 27, 2024, the Board considered and approved a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between Catalyst and the Fund’s existing sub-advisor, SMH Capital Advisors LLC (“SMHCA”). The New Sub-Advisory Agreement will be effective when the prospectus for the Fund with the revised investment strategy is effective.

Under the terms of the current sub-advisory agreement, SMHCA is entitled to receive an annual fee from Catalyst of 50% of the net advisory fee Catalyst receives from the Fund (maximum of 0.50% of the Fund’s average daily net assets). The net advisory fee is defined as advisory fees less fee waivers due to any expense caps and any extraordinary expenses related to the management and sponsorship of the Fund, including but not limited to, regulatory, litigation and legal expenses as recorded on the financial statements of the Fund and Catalyst. Under the New Sub-Advisory Agreement, SMH will continue to receive an annual fee from Catalyst of 50% of the net advisory fees that Catalyst receives from Fund on assets invested in the Fund prior to the date of the New Sub-Advisory Agreement and 28.57% of the net advisory fees that Catalyst receives from the Fund on assets received after the date of the New Sub-Advisory Agreement. For such compensation, SMHCA will, at its expense, continuously furnish an investment program for the Fund, make investment decisions on behalf of the Fund, and place all orders for the purchase and sale of portfolio securities and other investments, subject to the Fund's investment objectives, policies, and restrictions and such policies as the Board determines.

Both the current sub-advisory agreement and the New Sub-Advisory Agreement provide that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund. Like the current sub-advisory agreement, the New Sub-Advisory Agreement will automatically terminate on assignment and can be terminated without the payment of any penalty by the Board, the Catalyst, or vote of a majority of the outstanding shares of the Fund, on 60 days' notice. Both the current sub-advisory agreement and the New Sub-Advisory Agreement can be terminated by SMHCA without the payment of any penalty on 90 days’ notice to Catalyst and the Trust.

Like the current sub-advisory agreement, the New Sub-Advisory Agreement provides that neither SMHCA nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the New Sub-Advisory Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of duties or from reckless disregard of obligations and duties under the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement is attached as Appendix B. You should read the New Sub-Advisory Agreement. The description in this Information Statement of the New Sub-Advisory Agreement is only a summary.

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SMH Capital Advisors, LLC is a Texas corporation and registered investment advisor located at 4200 S. Hulen Street, Suite 534, Fort Worth, Texas 76109. SMHCA is an investment management firm serving institutions and individuals. In addition to serving as a sub-advisor, SMHCA serves high net worth individuals, pension and profit-sharing plans and charitable organizations. Subject to Catalyst’s oversight and approval, SMHCA is responsible for making investment decisions and executing portfolio transactions for the Fund. In addition, SMHCA is responsible for maintaining certain transaction and compliance related records of the Fund. As compensation for the sub-advisory services it provides to the Fund, Catalyst pays SMHCA 50% of the advisory fees that Catalyst receives from the Fund. The sub-advisory fees payable to SMHCA are paid solely by Catalyst and are not an expense to the Fund.

The names, titles, addresses, and principal occupations of certain principal executive officers and directors of SMHCA are as follows:

Name and Address*	Title and Principal Occupation
Dwayne Moyers	President
Lisa Haley	Vice-President

* c/o SMH Capital Advisors, LLC, 4200 S. Hulen Street, Suite 534, Fort Worth, TX 76109.

Evaluation by the Board of Trustees

At its Meeting on February 27, 2024, the Board considered the approval of the New Advisory Agreement. The Board relied on the advice of independent legal counsel and its own business judgment in determining the material factors to be considered in evaluating the New Advisory Agreement and the weight to be given to each factor. The conclusions reached by the Board were based on an evaluation of all of the information provided and were not the result of any single factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching conclusions with respect to the New Advisory Agreement.

Nature, Extent and Quality of Services. The Board noted that it has a substantial amount of experience with Catalyst as the advisor to a number of other funds in the Trust. The Board stated that it is familiar with the experience and abilities of the Catalyst personnel that would service the Fund. The Board discussed that Catalyst had a good working relationship with the sub-advisor and that Catalyst would review and analyze the Fund’s portfolio and manage the overlay component of the Fund’s strategy. The Board noted Catalyst had experience managing overlay strategies like the proposed investment strategy for the Fund. The Board discussed Catalyst’s risk management team and the effectiveness of Catalyst’s compliance program and recognized that Catalyst had taken significant steps to enhance its cybersecurity protocols and resiliency over the past several years. The Board determined that Catalyst had the ability to provide high quality services to the Fund and its shareholders.

Performance. The Board observed that a fund managed by Catalyst with a comparable strategy slightly trailed the benchmark index for the 1-year period but outperformed the index for the 3 and 5-year periods. The Board concluded that Catalyst had potential to provide satisfactory results.

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Fees and Expenses. The Board observed that the proposed advisory fee of 1.75% was higher than the Fund’s current advisory fee. The Board acknowledged Catalyst’s explanation that proposed advisory fee was higher because of the specialized alternative nature of the revised strategy for the Fund, including that the Fund would implement an alternative strategy and a traditional asset allocation strategy within the same fund. The Board noted that the advisory fee was above the median and average fee for the peer group and Morningstar categories but was below the high for each. The Board observed that the expense ratio was above the median and average for both peer group and Morningstar categories but was below the high for each. The Board concluded that the proposed advisory fee was not unreasonable.

Profitability. The Board reviewed the profitability analysis provided by Catalyst and noted that Catalyst anticipated a reasonable profit in year 1 and a higher, but similarly reasonable profit in year 2 in connection with advising the Fund. After discussion, the Board agreed that the projected profits were not excessive.

Economies of Scale. The Board discussed the potential for breakpoints and whether Catalyst would benefit from economies of scale with respect to management of the Fund. The Board recognized that Catalyst did not anticipate reaching the asset levels that it would benefit from economies of scale within the first two years. The Board agreed to revisit the issue as the Fund’s asset levels increased.

Conclusion. Having requested and received such information from Catalyst as the Board believed to be reasonably necessary to evaluate the advisory agreement, and as assisted by the advice of counsel, the Board concluded that the fee structure was reasonable, and that approval of the advisory agreement was in the best interests of the shareholders of the Fund.

At its meeting on February 27, 2024, the Board considered the approval of the New Sub-Advisory Agreement. The Board relied on the advice of independent legal counsel and its own business judgment in determining the material factors to be considered in evaluating the New Sub-Advisory Agreement and the weight to be given to each factor. The conclusions reached by the Board were based on an evaluation of all of the information provided and were not the result of any single factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching conclusions with respect to the New Sub-Advisory Agreement.

Nature, Extent and Quality of Services. The Board is familiar with and has experience with SMH as a sub-advisor for the Fund and another fund in the Trust. The Board noted that SMH would provide investment advisory services, including security research, analysis and portfolio management, for the fixed income component of the Fund. The Board observed that SMH utilized a three-part investment risk mitigation process which historically helped to reduce credit risk of the securities in the fixed income portfolio. The Board reviewed SMH’s practices for monitoring compliance with the Fund’s investment limitations. The Board mentioned that SMH has a strong compliance program in place. The Board acknowledged that SMH previously reported no material compliance issues or cybersecurity incidents. The Board observed that SMH noted that it had not been involved in any material litigation since the Board last reviewed its sub-advisory agreement. The Board agreed that SMH had the experience and resources to provide quality services to the Fund.

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       Performance. The Board reviewed the performance information provided by SMH. The Board observed that the portion of the Fund portfolio that has been sub-advised by SMH outperformed the peer Morningstar category for the 1-, 3-, and 5-year periods. The Board concluded SMH had the ability to provide favorable returns to shareholders.

Fees and Expenses. The Board observed that SMH would receive 50% of the 1.75% advisory fee for the existing assets of the Fund and 28.57% of the advisory fee on new assets in the Fund. The Board discussed the allocation of fees between Catalyst and SMH in relation to their respective responsibilities and believed the allocation was appropriate. The Board concluded that the proposed sub-advisory fee was not unreasonable.

Profitability. The Board reviewed the profitability analysis provided by SMH and observed that SMH anticipated realizing a profit in both year 1 and year 2 of sub-advising the Fund. The Board discussed that it believed the projected profits were reasonable. The Board considered other potential benefits SMH would receive, including soft dollars arrangements. After further discussion, the Board agreed that the projected profits were not excessive.

Economies of Scale. The Board discussed whether there would be economies of scale with respect to the management of SMH. The Board agreed that this was primarily an advisor-level issue and had been considered with respect to the overall advisory agreement, taking into consideration the impact of the sub-advisory expense. The Board suggested that it would negotiate breakpoints in the future, if circumstances were appropriate.

Conclusion. Having requested and received such information from SMH as the Board believed to be reasonably necessary to evaluate the terms of the sub-advisory agreement, and as assisted by the advice of counsel, the Board concluded that the fee structure was reasonable, and that approval of the sub-advisory agreement was in the best interests of the future shareholders of the Fund.

The Board of Trustees of the Trust recommends that shareholders of the Fund vote “FOR” approval of Proposal I.

OTHER INFORMATION

The Fund is a diversified series of Mutual Fund Series Trust, an open-end investment management company organized as an Ohio business trust and formed by an Agreement and Declaration of Trust on March 17, 2006. The Trust’s principal executive offices are located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Fund has retained Catalyst as investment advisor and SMHCA as sub-advisor. Northern Lights Distributors, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, serves as national distributor of the Fund. MFund Services LLC, located at 36 North New York Avenue, Huntington, New York 11743, provides the Trust with certain management and legal administrative services and compliance services. Ultimus Fund Solutions, LLC, with principal offices located at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022, provides the Fund with transfer agent, accounting, compliance, and administrative services.

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THE PROXY

The Board solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted for approval of the proposed New Agreement and at the discretion of the holders of the proxy on any other matter that may come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by: (1) submitting a duly executed proxy bearing a later date; (2) submitting a written notice to the President of the Trust revoking the proxy; or (3) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, shares of beneficial interest of the Fund were issued and outstanding as follows:

Class A	Class C	Class I	Total

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on Proposal I with respect to the Fund. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting. There are no dissenters’ rights of appraisal in connection with any shareholder vote to be taken at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the proposed New Advisory Fee with respect to the Fund. As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of: (1) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy; or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

When a proxy is returned as an abstention or “broker non-vote” (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), the shares represented by the proxy will be treated as present for purposes of determining a quorum and as votes against Proposal I. In addition, under the rules of the New York Stock Exchange (“NYSE”), if a NYSE-member broker has not received instructions from beneficial owners or persons entitled to vote and the proposal to be voted upon may “affect substantially” a shareholder’s rights or privileges, the broker may not vote the shares as to that proposal even if it has discretionary voting power. The NYSE considers Proposal I to be a non-routine matter that substantially affects a shareholder’s rights or privileges. As a result, these shares also will be treated as broker non-votes for purposes of Proposal I (but will not be treated as broker non-votes for other proposals, including adjournment of the special meeting).

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Treating broker non-votes as votes against Proposal I may result in the proposal not being approved, even though the votes cast in favor would have been sufficient to approve the proposal if some or all of the broker non-votes had been withheld.

Security Ownership of Management AND Certain Beneficial Owners

To the best knowledge of the Trust, there were no Trustees or officers of the Trust who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date. Shareholders owning more than 25% of the shares of a Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. As of the Record Date, the Trust is not aware of any shareholder owning more than 25% of the shares of the Fund.

As of the Record Date, the record owners of more than 5% of any outstanding class of shares of the Fund are listed in the following tables.

Class A Shares

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class

As of the Record Date, securities of the Fund’s Class A shares owned by all officers and trustees, including beneficial ownership, as a group represented less than 1% of the outstanding Class A shares of the Fund.

Class C Shares

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class

As of the Record Date, securities of the Fund’s Class C shares owned by all officers and trustees, including beneficial ownership, as a group represented less than 1% of the outstanding Class C shares of the Fund.

Class I Shares

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class

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As of the Record Date, securities of the Fund’s Class I shares owned by all officers and trustees, including beneficial ownership, as a group represented less than 1% of the outstanding Class I shares of the Fund.

SHAREHOLDER PROPOSALS

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the U.S. Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Michael Schoonover, President, Mutual Fund Series Trust, 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022.

COST OF SOLICITATION

The Board is making this solicitation of proxies. The Trust has engaged [EQ Fund Solutions], a proxy solicitation firm, to assist in the solicitation. The Fund will bear the cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the meeting and the cost of soliciting proxies. In addition to solicitation by mail, the Trust will request banks, brokers and other custodial nominees and fiduciaries to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge. Certain officers, employees and agents of the Trust and Catalyst may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation. The estimated fees anticipated to be paid to the proxy solicitor are approximately $[_____]. The proxy solicitor will prepare and mail the Proxy Statement, Notice of Special Meeting and all materials relating to the meeting to each of the Fund’s shareholders, and will solicit and tabulate votes of the Fund’s shareholders.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or any of the other shareholders requests otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy

15

to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust toll-free at 1-855-552-4596, or write the Trust at 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on [____ __], 2024

A copy of the Notice of Shareholder Meeting, the Proxy Statement, and Proxy Card are available at [insert link]

BY ORDER OF THE BOARD OF TRUSTEES

Michael Schoonover, President

Dated: [____ __], 2024

If you have any questions before you vote, please call our proxy information line at 1-800-628-8536. Representatives are available Monday through Friday 9 a.m. to 10 p.m., Eastern Time to answer your questions about the proxy material or about how to how to cast your vote. You may also receive a telephone call reminding you to vote your shares. Thank you for your participation in this important initiative.

Please: (i) COMPLETE the enclosed proxy and return it in the enclosed reply envelope SO THAT IT IS RECEIVED BY THE DATE SET BY THE FINANCIAL INTERMEDIARY THROUGH WHICH YOU OWN SHARES OF THE FUND OR, IF NO SUCH DATE IS SET, BY THE BEGINNING OF THE MEETING; OR (ii) Call the number listed on your proxy card BEFORE THE MEETING.

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Exhibit A

INVESTMENT ADVISORY AGREEMENT

[INSERT AGREEMENT WITH REVISED FEE SCHEDULE]

A-1

Exhibit B

SUB-ADVISORY AGREEMENT

A-2

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SHAREHOLDER'S REGISTRATION PRINTED HERE

BOXES FOR TYPSETTING PURPOSES ONLY

THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS. THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES.

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free [ ] to reach an automated touchtone voting line
4. By **PHONE** with a representative when you call toll-free [ ] Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

Catalyst/SMH Total Return Income Fund

A SERIES OF MUTUAL FUND SERIES TRUST

The undersigned, revoking previous proxies, if any, with respect to the shares described below, hereby appoints Jennifer Bailey and Lori Jakers each the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote at the Special Meeting of Shareholders (the "Meeting") of Catalyst/SMH Total Return Income Fund (the "Fund") to be held at the offices of the Thompson Hine LLP, 41 South High Street, Columbus, OH 43215 on [ ], 2024 at [11:00] a.m., Eastern time, and at any and all adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN-PERSON AND VOTING AT THE MEETING.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free [ ]. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on [ ], 2024. The proxy statement for this meeting is available at:

https://[ ]

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

Catalyst/SMH Total Return Income Fund

PROXY CARD

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the Proposal(s) has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal(s) if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL(S).

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):	FOR	AGAINST	ABSTAIN
1. To approve a new investment advisory agreement by and between the Trust, with respect to the Fund, and Catalyst Capital Advisors LLC ("Catalyst"), the Fund's investment advisor. **Catalyst is seeking a new investment advisory agreement with a higher advisory fee in connection with material changes to the Fund's investment objective, principal investment strategies, and portfolio .**	O	O	O
2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.			

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]